Exhibit 10.23

NETWORK APPLIANCE, INC.
STOCK ISSUANCE AGREEMENT

            Network Appliance, Inc. (the “Corporation”) hereby grants you,                      (the “Participant”), shares of Common Stock pursuant to the Stock Issuance Program under the Corporation’s 1995 Stock Incentive Plan (the “Plan”). Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this grant are as follows:

Grant Date:

Number of Shares:

Purchase Price per Share: $

Total Purchase Price: $

Scheduled Vesting Dates:

Number of Shares:

Expiration Date:

IMPORTANT:

            Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in Paragraphs 3 and 4 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

NETWORK APPLIANCE, INC.	EMPLOYEE

Senior Vice President Human Resources

Date: ____________, ___

APPENDIX A

STOCK ISSUANCE AGREEMENT

            1. Grant. The Corporation hereby grants to the Participant pursuant to the Stock Issuance Program under the Plan the right to purchase                                 shares of Common Stock (the “Shares”) for $                     per Share, subject to all of the terms and conditions in this Agreement and the Plan. The Participant has until                      to make such purchase after which date the Participant will have no further right to purchase the Shares under this Agreement.

            2. Shares Held in Escrow. Unless and until the Shares will have vested in the manner set forth in paragraphs 3 or 4, such Shares will be issued in the name of the Participant and held by the Secretary of the Corporation as escrow agent (the “Escrow Agent”), and will not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated. The Corporation may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares or otherwise note its records as to the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such Shares will not be delivered by the Escrow Agent to the Participant unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

            3. Vesting Schedule. Except as provided in paragraph 4, and subject to paragraph 5,                     of the Shares will vest on                      and                      of the Shares will vest                      thereafter. Vesting actually will occur only if the Participant remains in continued Service through the applicable vesting date.

            4. Plan Administrator Discretion. The Plan Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares at any time, subject to the terms of the Plan. If so accelerated, such Shares will be considered as having vested as of the date specified by the Plan Administrator.

            5. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares that have not vested pursuant to paragraphs 3 or 4 upon the date the Participant’s Service terminates for any reason will thereupon be forfeited and automatically transferred to and reacquired by the Corporation at no cost to the Corporation. The Participant shall not be entitled to a refund of the price paid for the Shares returned to the Corporation pursuant to this paragraph 5. The Participant hereby appoints the Escrow Agent with full power of substitution, as the Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Corporation upon such violation.

            6. Death of Employee. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such transferee must furnish the Corporation with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Corporation to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

            7. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted or will consult with any tax advisors the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Corporation for any tax advice.

            8. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares may be released from the escrow established pursuant to paragraph 2 unless and until satisfactory arrangements (as determined by the Plan Administrator) will have been made by the Participant with respect to the payment of income and employment taxes which the Corporation determines must be withheld with respect to such Shares.

            9. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Corporation in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant or the Escrow Agent. Except as provided in paragraph 11, after such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Corporation with respect to voting such Shares and receipt of dividends and distributions on such Shares.

            10. No Effect on Service. The Participant’s Service is on an at-will basis only. Accordingly, the terms of the Participant’s Service will be determined from time to time by the Corporation or the Parent or Subsidiary employing the Participant (as the case may be), and the Corporation or the Parent or Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the Participant’s Service at any time for any reason whatsoever, with or without good cause.

            11. Changes in Shares. In the event that as a result of a stock dividend, stock split, reclassification, re-capitalization, combination of Common Stock or the adjustment in capital stock of the Corporation or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Common Stock will be increased, reduced or otherwise changed, and by virtue of any such change the Participant will in his capacity as owner of unvested Shares which have been awarded to him (the “Prior Shares”) be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan. If the Participant receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement. The Plan Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

            12. Address for Notices. Any notice to be given to the Corporation under the terms of this Agreement will be addressed to the Corporation, in care of Stock Administration, at Network Appliance, Inc., 495 East Java Dr., Sunnyvale, CA 94089, or at such other address as the Corporation may hereafter designate in writing.

            13. Grant is Not Transferable. Except to the limited extent provided in Paragraph 6 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

            14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

            15. Additional Conditions to Release from Escrow. If at any time the Corporation will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the release of such Shares from the escrow established pursuant to paragraph 2, such release will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Corporation. The Corporation will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

            16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

            17. Plan Administrator Authority. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon the Participant, the Corporation and all other interested persons. No individual acting in his or her capacity as Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

            18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

            19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

            20. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Corporation.

            21. Amendment, Suspension, Termination. By accepting this award, the Participant expressly warrants that the Participant has received a right to purchase or acquire Common Stock under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Corporation at any time.

            22. Notice of Governing Law. This option shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

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